UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 30, 2025

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Principal Accounting Officer

On September 30, 2025, Jessica Largent tendered her notice of resignation and retirement to the board of directors (the “Board”) of Perpetua Resources Corp. (the “Company”), notifying the Company of her resignation as Chief Financial Officer and Principal Accounting Officer of the Company and as a member of the Board, effective October 1, 2025, and retirement from the Company on January 2, 2026 (the “Retirement Date”). Ms. Largent will remain employed with the Company as a non-executive employee until the Retirement Date. Ms. Largent’s resignation as Chief Financial Officer and Principal Accounting Officer of the Company, and as a member of the Board, was not due to any disagreement with the Company.

Perpetua Resources Idaho, Inc., a subsidiary of the Company (the “Employer”) and Ms. Largent entered into an Employment Agreement effective as of February 8, 2021, as amended April 1, 2022 (the “Largent Employment Agreement”). On September 30, 2025, the Board and Compensation Committee of the Board (the “Committee”) approved certain amendments to the Largent Employment Agreement, to be set forth in a Transition Services Agreement, effective as of October 1, 2025 (the “Transition Services Agreement”). Under the Transition Services Agreement, in exchange for Ms. Largent’s continuous service as a non-executive employee with the Employer until the Retirement Date, Ms. Largent will continue to receive her current base salary through the Retirement Date.

Pursuant to the terms of the Transition Services Agreement, all of Ms. Largent’s currently outstanding equity awards will continue to vest according to their original vesting schedule until the Retirement Date. Upon the Retirement Date, all outstanding equity awards will vest fully (with any performance-based vesting criteria vesting at target), except that only fifty percent (50%) of any outstanding stock options that are unvested as of the Retirement Date shall become fully vested. Additionally, on the Retirement Date, the Company shall pay to Ms. Largent the following: (i) a lump sum payment of Ms. Largent's annual cash bonus for the 2025 fiscal year, calculated as if the target performance factor had been achieved; (ii) a lump sum payment for any accrued but unused vacation time; and (iii) in the event a change in control is consummated prior to January 2, 2026, the change in control pay and benefits that would have been provided under the Largent Employee Agreement had she remained the Chief Financial Officer of the Company. Pursuant to the terms of the Transition Agreement, all of the payments and benefits set forth in this paragraph are subject to Ms. Largent helping to facilitate the transition of the Chief Financial Officer role and entering into a standard waiver and release agreement in favor of the Employer, with such waiver and release becoming valid and binding prior to the Retirement Date. All other terms and provisions of the Largent Employment Agreement will continue unmodified and remain in full force and effect.

Appointment of Chief Financial Officer and Principal Accounting Officer

On September 30, 2025, the Board approved the appointment of Mark Murchison to serve as Chief Financial Officer and Principal Accounting Officer of the Company, effective October 1, 2025.

In connection with his appointment, the Company and Employer entered into an employment agreement with Mr. Murchison describing the terms and conditions of his employment with the Employer (the “Murchison Employment Agreement”). The Murchison Employment Agreement provides for an initial term of 3 years with automatic annual renewal periods unless either party provides written notice at least 90 days prior to the end of the initial or renewed term (the “Term”). Pursuant to the terms of the Murchison Employment Agreement, Mr. Murchison will be entitled to the following: (a) a base salary of $400,000, as adjusted by the Board from time to time (the “Base Salary”), (b) an annual incentive award (the “Annual Bonus”) pursuant to the Company’s annual bonus plan with a target percentage of 50% of the Base Salary (the “Target Bonus”), provided that the 2025 annual bonus shall be pro-rated based on the number of days Mr. Murchison is employed during 2025, (c) sign-on equity-based award grants (the “Sign-On Equity Awards”) and (d) target annual equity-based awards in a percentage equal to 125% of the Base Salary. The Sign-On Equity Awards are expected to be granted on or about October 6, 2025, subject to the approval of effectiveness by the Committee, and shall be split equally into equity awards consisting of Restricted Share Units subject to 12,000 shares of the Company’s common stock that follow a two-year vesting schedule (with one-third of the grant vesting on the grant date and the remaining two-thirds of the grant vesting on each of the two anniversaries of the date of grant) and Performance Share Units subject to 12,000 shares of the Company’s common stock that will vest upon commencement of production at the Stibnite Gold Project (the “Project”) (as reasonably determined by the Committee).

Upon Mr. Murchison’s termination of employment for any of the reasons as set forth below (each as defined in the Murchison Employment Agreement), Mr. Murchison shall be entitled to the following:

Reason for Termination of Employment	Base Salary	Annual Bonus	Benefits	Equity Awards
By Employer for Cause	None	Not eligible	Not eligible	Not eligible
By Employer without Cause	An amount equal to 12 months of Base Salary	An amount equal to the Target Bonus	An amount equal to 12 months of continued benefit coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”)	All unvested equity awards become fully vested with performance-based awards becoming vested at target
By Mr. Murchison without Good Reason	None	Not eligible	Not eligible	Not eligible
By Mr. Murchison for Good Reason	An amount equal to 12 months of Base Salary	An amount equal to the Target Bonus	An amount equal to 12 months of continued benefit coverage under COBRA	All unvested equity awards become fully vested with performance-based awards becoming vested at target
Upon Mr. Murchison’s Disability	An amount equal to 12 months of Base Salary	An amount equal to the Target Bonus	An amount equal to 12 months of continued benefit coverage under COBRA	All unvested equity awards become fully vested with performance-based awards becoming vested at target
During 12 month period immediately preceding a Change in Control and 24 month period following a Change in Control, by Employer Without Cause, By Mr. Murchison for Good Reason or failure of the Employer to renew the Term	An amount equal to 24 months of Base Salary	An amount equal to 2x the greater of (i) the most recently paid annual bonus and (ii) the Target Bonus	An amount equal to 12 months of continued benefit coverage under COBRA	Upon Change in Control, all unvested equity awards become fully vested with performance-based awards becoming vested at target

Under the Murchison Employment Agreement, Mr. Murchison is subject to non-competition and non-solicitation covenants during the Term and for a period of one year following termination of Mr. Murchison’s employment. Mr. Murchison is also subject to customary confidentiality provisions, and the Murchison Employment Agreement contains standard indemnity provisions in favor of Mr. Murchison.

The foregoing description of the terms of the Murchison Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Murchison Employment Agreement.

Mr. Murchison, age 53, previously served as Chief Financial Officer and Secretary of US Vanadium LLC (“US Vanadium”), a private vanadium producer based in Arkansas, from September 2022 to September 2025. Prior to joining US Vanadium, Mr. Murchison served as Chief Financial Officer of Alacer Gold Corp. (“Alacer”), a gold mining company, from August 2013 to September 2020 and prior to that, was its senior vice president, finance.  Prior to joining Alacer, Mr. Murchison held multiple management positions within the Rio Tinto Group (“Rio Tinto”) over a 12-year period including as General Manager Financial Controller for Rio Tinto Iron Ore, Chief Financial Officer of Rio Tinto’s Global Exploration group, and other positions globally within Rio Tinto’s Tax Department. He has a bachelor’s degree in Business, Finance and Accounting from the University of Technology Sydney and over 25 years of mining industry experience including in various CFO consulting roles since April 2021.

The selection of Mr. Murchison to serve as the Company’s Chief Financial Officer and Principal Accounting Officer was not pursuant to any arrangement or understanding with any other person and there are no family relationships between Mr. Murchison and any director or executive officer of the Company. Mr. Murchison is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On September 26, 2025, the Company announced plans to issue a Request for Proposal (“RFP”) to assess the technical and economic feasibility of potential off-site processing facilities from third parties to secure antimony for domestic users. The Company intends to issue the RFP in the coming weeks and make a final selection in the fourth quarter of 2025, subject to due diligence review.

Further, on October 1, 2025, the Company reiterated its prior statement that it anticipates having the financial assurance posted in the coming weeks and expects to commence early works construction in the fall of 2025. In connection with finalizing financial assurance and related guarantee and indemnification agreements, the Company is in advanced discussions with potential counterparties for investments in the Company targeting net proceeds of $200 million to $250 million. Such investments may be in the form of royalty or streaming arrangements, issuance of additional equity; government funding; and/or other financing or strategic opportunities.

Cautionary Statement

Investors should be aware that the Company has not entered into any arrangement with respect to the joint financial assurance bonding and may not be able to enter into such arrangements on the anticipated terms and timeline, or at all. In addition, such arrangement, when entered into, may not be sufficient to satisfy the financial assurance conditions required to commence construction under applicable federal and state law.

Statements contained in this Current Report on Form 8-K (“Current Report”) that are not historical facts are "forward-looking information" or "forward-looking statements" (collectively, "Forward-Looking Information") within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-Looking Information includes, but is not limited to, disclosure regarding the anticipated timing of the early works and full construction commencement of the Project; the anticipated timing and results of the RFP process and proposed antimony processing arrangements; the Company’s ability to satisfy financial assurance requirements under applicable federal and state law on acceptable terms and on anticipated timelines, if at all; and the Company’s ability to raise additional financing in the amounts expected, on acceptable terms and on the anticipated timeline, if at all. Forward-Looking Information are based on certain material assumptions and involve, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the Forward-Looking Information. For further information on these and other risks and uncertainties, see the Company's filings with the SEC, which are available at www.sec.gov and with the Canadian securities regulators, which are available at www.sedarplus.ca. Except as required by law, the Company does not assume any obligation to release publicly any revisions to Forward-Looking Information contained in this Current Report to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: October 1, 2025	By:	/s/ Jonathan Cherry
Jonathan Cherry
Chief Executive Officer